UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 5, 2007
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania		19477

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The Company is updating the materials that were presented by the Company’s management at its 2006 Annual Meeting of Stockholders held on June 14, 2006 and filed with the Securities and Exchange Commission on a Current Report on Form 8-K on the same date.
     The updated materials are attached as Exhibit 99.1 to this Current Report on Form 8-K and will also be available on the Company’s website at www.Advanta.com.
In addition to historical information, this Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company’s managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures, including product development and pricing, among financial institutions; (3) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company’s receivables; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (9) effect of, and changes in, tax laws, rates, regulations and policies; (10) effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of the industry-related judicial proceedings relating to the legality of certain interchange rates; (11) relationships with customers, significant vendors and other third parties that we invest in or with whom we partner or contract; (12) difficulties or delays in the Company’s ability to develop, acquire, produce, test and market products or services, including the ability and cost to obtain intellectual property rights or a failure to implement new products or services when anticipated; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (16) the impact of litigation, including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments; (17) the proper design and operation of the Company’s disclosure controls and procedures; (18) the impact of harm or damage to the Company’s reputation; and (19) the ability to attract and retain key personnel. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The Company has provided managed receivable data, a non-GAAP financial measurement in this document. Management believes that this non-GAAP financial measure used in managing the business may provide users additional useful information. The materials filed as an exhibit to this Form 8-K include a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measure is useful to investors.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits.

99.1	Management Presentation updated March 5, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: March 5, 2007
	By:	/s/	Elizabeth Mai

Elizabeth H. Mai, Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Management Presentation updated March 5, 2007	Filed herewith